NOTICE OF RESIGNATION AS CHAIRMAN

OF THE BOARD AND OFFICER

This Notice of Resignation (this “Notice”) is being submitted to the Members of the Board of Directors of American Housing Income Trust, Inc. (“AHIT”). Pursuant to the Action by Consent in Writing in Lieu of a Meeting of the Board of Directors for American Housing Income Trust, Inc. dated February 24, 2017 (the “Consents”), and subject to the conditions precedent set forth therein, I am hereby submitting my resignation as Chairman of the Board of AHIT, and as Chief Executive Officer/President and Chief Financial Officer/Treasurer of AHIT effective ten days after the submission of the Company-Related Action Notification Form with the Financial Industry Regulatory Authority, or FINRA. I have reviewed the Consents and the creation of the Real Estate Committee, and I hereby accept appointment to serve on this committee subject to the terms of the Consent. This resignation is also conditioned upon acceptance of appointment by Michael Ogburn.

Respectfully Submitted.

/s/ Sean Zarinegar

Sean Zarinegar

cc:   Anthony R. Paesano, Esq.

 Board of Directors

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